INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Michelex Corporation and subsidiary (the "Company") on Form S-8 and of our report, dated April 2, 2004, on our audit of the financial statements of the Company for the year ended December 31, 2003 which report is included in its Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/  Seligson & Giannattasio, LLP
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N. White Plains, NY
October 12, 2004